Execution

SUBSEQUENT SALES AGREEMENT

This SUBSEQUENT SALES AGREEMENT (the “Agreement”) made on January 26, 2006, by Saxon Mortgage, Inc., a Virginia corporation (“Saxon Mortgage”), and Saxon Asset Securities Company, also a Virginia corporation (“Saxon”), and acknowledged by Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

WHEREAS, Saxon Mortgage and Saxon are parties to a sales agreement, dated December 7, 2005 (the “Sales Agreement”), with respect to the sale by Saxon Mortgage and purchase by Saxon of certain mortgage loans;

WHEREAS, Saxon has transferred the mortgage loans covered by the Sales Agreement and certain other assets to the Trustee pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2005 (the “Sale and Servicing Agreement”), among Saxon, as Depositor, Saxon Mortgage Services, Inc., as Servicer, Saxon Mortgage, as Master Servicer, and the Trustee;

WHEREAS, the Sales Agreement contemplates that Saxon Mortgage will transfer additional mortgage loans to Saxon and the Pooling and Servicing Agreement contemplates that Saxon will transfer such additional mortgage loans to the Trustee;

NOW, THEREFORE, Saxon Mortgage, for and in consideration of an amount equal to the aggregate Scheduled Principal Balance of the Mortgage Loans identified on Schedule I hereto (the “Subsequent Mortgage Loans”) paid to it by the Trustee out of the Trust Fund, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, does hereby bargain, sell, convey, assign and transfer to Saxon, without recourse, free and clear of any liens, claims or other encumbrances, all its right, title and interest in and to each of the Subsequent Mortgage Loans, together with the Mortgage Files and other documents maintained as part of the related Mortgage Files and all payments thereon and proceeds of the conversion, voluntary or involuntary of the foregoing after January 1, 2006 (the “Subsequent Cut-Off Date”).

Saxon Mortgage hereby acknowledges receipt of the amount set forth above, which constitutes the Purchase Price for the Subsequent Mortgage Loans.

Saxon Mortgage makes, with respect to the Subsequent Mortgage Loans, the representations and warranties set forth in Exhibit B to the Sales Agreement and further represents and warrants that (i) with respect to the Subsequent Mortgage Loans identified on Schedule II attached hereto, the fair market value of the related Mortgaged Property set forth in the related appraisal, which may have been performed as long as one year prior to origination of such Mortgage Loan, was at the time of such Mortgage Loan origination accurate in all material respects and (ii) all conditions set forth in Section 2.6 of the Pooling and Servicing Agreement have been met.

Saxon Mortgage confirms that, since the date of the Sales Agreement, no event has occurred which, with notice or the passage of time, would constitute a default under the Sales Agreement, and there has been no material adverse change or development involving a prospective material adverse change in the business operations, financial condition, properties or assets of Saxon Mortgage.

Unless otherwise defined herein, capitalized terms used in this Subsequent Sales Agreement shall have the meanings assigned to them in the Sales Agreement, or if not assigned in the Sales Agreement, the Pooling and Servicing Agreement.

Saxon hereby acknowledges receipt from Saxon Mortgage of the Subsequent Mortgage Loans, subject to its right of inspection set forth in Section 3 of the Sales Agreement and, pursuant to the Pooling and Servicing Agreement, confirms the transfer of the Subsequent Mortgage Loans to the Trustee, and acknowledges that the Trustee has paid the Purchase Price for the Subsequent Mortgage Loans.

(Signature Page Follows)

IN WITNESS WHEREOF, Saxon and Saxon Mortgage have caused this Subsequent Sales Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date above written.

SAXON ASSET SECURITIES COMPANY

By:    /s/ Ernest G. Bretana

       Name:  Ernest G. Bretana

       Title:    Vice President

SAXON MORTGAGE, INC.

By:    /s/ Robert B. Eastep

       Name:  Robert B. Eastep

       Title:    Executive Vice President and Chief

                      Financial Officer

The Custodian, on behalf of the Issuer and the Indenture Trustee, acknowledges receipt from Saxon of the Subsequent Mortgage Loans together with the Mortgage Files and other documents maintained as part of the related Mortgage Files.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Custodian

By:   /s/ Brent Hoyler

       Name:  Brent Hoyler

       Title:   Associate

By:   /s/ Ronaldo Reyes

      Name:  Ronaldo Reyes

      Title:   President

The Indenture Trustee acknowledges that it has directed the Paying Agent to withdraw  $140,369,291.87 from the Pre-Funding Account.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Indenture Trustee

By:   /s/ Brent Hoyler

       Name:  Brent Hoyler

       Title:   Associate

By:   /s/ Ronaldo Reyes

       Name:  Ronaldo Reyes

       Title:    President

SCHEDULE I

SUBSEQUENT MORTGAGE LOANS

SCHEDULE II

None